UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(239) 403-4600

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 11, 2013, pursuant to the terms of the previously announced Transaction Agreement, dated as of January 30, 2013 (the “Transaction Agreement”), by and among ACI Worldwide, Inc., a Delaware corporation (“ACI”), Ocelot Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of ACI (“Purchaser”), and Online Resources Corporation, a Delaware corporation (“ORCC”), Purchaser was merged with and into the ORCC, with ORCC continuing as the surviving corporation and as a wholly owned subsidiary of ACI.

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2013, ACI entered into the Incremental Term Loan Agreement (the “Loan Agreement”) with each of the lenders named therein and Wells Fargo Bank, National Association (“Wells”) as Administrative Agent. The Loan Agreement consists of a $300 million incremental term loan facility (the “Incremental Term Loan Facility”).

The loans under the Incremental Term Loan Facility may be made to ACI. On March 7, 2013, ACI borrowed an aggregate principal amount of $300 million under the Incremental Term Loan Facility.

All borrowings under the Incremental Term Loan Facility are subject to the satisfaction of customary conditions, including the absence of a default or an event of default and the accuracy in all material respects of representations and warranties.

Borrowings under the Incremental Term Loan Facility bear interest at a rate per annum equal to, at ACI’s option, either (a) a base rate determined by reference to the highest of (1) the rate of interest per annum publicly announced by the Administrative Agent as its Prime Rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period adjusted for certain additional costs plus 1% or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin for borrowings under the Incremental Term Loan Facility is, based on the calculation of the applicable consolidated total leverage ratio, between 0.50% to 1.50% with respect to base rate borrowings and between 1.50% and 2.50% with respect to LIBO rate borrowings.

In addition to paying interest on the outstanding principal under the Incremental Term Loan Facility, ACI is required to pay a commitment fee in respect of the unutilized commitments thereunder, payable quarterly in arrears.

ACI is permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the Incremental Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans.

The Incremental Term Loan Facility will mature on or before November 10, 2016 and will amortize quarterly.

ACI’s obligations under the Incremental Term Loan Facility are guaranteed by certain of ACI’s subsidiaries party from time to time to the Subsidiary Guaranty Agreement (the “Guaranty”), dated as of November 10, 2011, which will initially be its subsidiary, ACI Worldwide Corp. (“ACI Corp.”).

ACI’s obligations and the obligations of the guarantors under the Guaranty are secured by first-priority security interests in substantially all assets of ACI and any guarantor, including 100% of the capital stock of ACI Corp., ORCC and each other domestic subsidiary of ACI, each domestic subsidiary of any guarantor and 65% of the voting capital stock of each foreign subsidiary of ACI that is directly owned by ACI or a guarantor, in each case subject to certain exclusions set forth in the credit documentation governing the Incremental Term Loan Facility.

The Loan Agreement incorporates a number of covenants that, among other things and subject to certain exceptions, restrict ACI’s ability and the ability of its subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	enter into agreements and other arrangements that include negative pledge clauses;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

•	create restrictions on the payment of dividends or other distributions by subsidiaries;

•	make investments, loans, advances and acquisitions;

•	merge, amalgamate or sell assets, including equity interests of the subsidiaries;

•	enter into sale and leaseback transactions;

•	engage in transactions with affiliates;

•	enter into new lines of business; and

•	enter into amendments of or waivers under subordinated indebtedness, organizational documents and certain other material agreements.

The Loan Agreement requires that, at any time that loans are outstanding and as a condition to borrowing, ACI maintain, prior to the date on which ACI’s acquisition of ORCC is consummated, a maximum consolidated total leverage ratio of 4.50:1.00, from the date on which ACI’s acquisition of ORCC is consummated to September 30, 2013, a maximum consolidated total leverage ratio of 3.75:1.00, from December 31, 2013 to March 31, 2014, a maximum consolidated total leverage ratio of 3.50:1.00, from June 30, 2014 to March 31, 2015, a maximum consolidated total leverage ratio of 3.25:1.00 and, on and after June 30, 2015, a maximum consolidated total leverage ratio of 3.00:1.00, in each case, as of the last day of each fiscal quarter.

The Loan Agreement also incorporates certain customary affirmative covenants and events of default. If an event of default, as specified in the Loan Agreement, occurs and is continuing, ACI may be required to repay all amounts outstanding under the Incremental Term Loan Facility.

The foregoing summary of the Incremental Term Loan Facility does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Loan Agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, pursuant to the terms of the Transaction Agreement and upon the terms and conditions thereof, ACI and Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of ORCC’s common stock, par value $0.0001 per share (the “Shares”), for $3.85 per Share in cash, without interest and subject to applicable withholding taxes (the “Offer Price” or the “Merger Consideration”).

On March 11, 2013, ACI announced the completion of the Offer which expired at 12:00 midnight, New York City time, on March 8, 2013. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the expiration of the Offer, approximately 28,588,101 shares (excluding 607,135 shares that were tendered pursuant to guaranteed delivery procedures) were validly tendered and not withdrawn in the Offer, representing approximately 82.8% of ORCC’s issued and outstanding shares. On March 11, 2013, ACI also announced that Purchaser had accepted for payment, in accordance with the terms of the Offer, all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer.

In addition, on March 11, 2013, pursuant to the terms of the Transaction Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase directly from ORCC an aggregate number of additional Shares that, when added to the number of Shares already owned immediately prior to the exercise of such option (which for these purposes does not include Shares that were tendered subject to guaranteed delivery procedures), would result in Purchaser, ACI and ACI’s wholly owned subsidiaries owning at least 90% of the then outstanding Shares. Pursuant to the exercise of the Top-Up Option, Purchaser purchased directly from ORCC a total of 24,925,134 newly issued Shares (the “Top-Up Option Shares”) at the Offer Price. Such Top-Up Option Shares, combined with the Shares already owned by Purchaser, ACI and ACI’s wholly owned subsidiaries, represented 90% of the then outstanding Shares.

Pursuant to the terms of the Transaction Agreement, following the exercise of the Top-Up Option, Purchaser effected a “short form” merger under Delaware law of Purchaser with and into ORCC, with ORCC as the surviving corporation, without the need for a meeting of ORCC’s shareholders (the “Merger”). At the effective time of the Merger on March 11, 2013, all outstanding Shares, other than (i) Shares owned by ACI, Purchaser or any of their subsidiaries, (ii) Shares owned by ORCC or any of its subsidiaries, and (iii) Shares held by ORCC shareholders who properly demanded appraisal for their Shares under Delaware law, were canceled and converted into the right to receive the Merger Consideration. As a result of the Merger, ORCC became a wholly owned subsidiary of ACI.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On March 11, 2013, ACI issued a press release announcing the expiration and completion of the Offer, the exercise of the Top-Up Option and the completion of the Merger. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The historical financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Financial Statements of Business Acquired.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Incremental Term Loan Agreement, dated March 7, 2013, by and among ACI Worldwide, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and the lenders that are party thereto.

99.1	Press release issued on March 11, 2013 (incorporated by reference to the Schedule TO filed by ACI Worldwide, Inc. with the Securities and Exchange Commission on March 11, 2013).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Incremental Term Loan Agreement, dated March 7, 2013, by and among ACI Worldwide, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and the lenders that are party thereto.

99.1	Press release issued on March 11, 2013 (incorporated by reference to the Schedule TO filed by ACI Worldwide, Inc. with the Securities and Exchange Commission on March 11, 2013).

*	Filed herewith.